Exhibit 99.1

VIPER ENERGY, INC., A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS THIRD QUARTER 2024 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, November 4, 2024 (GLOBE NEWSWIRE) -- Viper Energy, Inc., (NASDAQ:VNOM) (“Viper” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) (“Diamondback”), today announced financial and operating results for the third quarter ended September 30, 2024.

THIRD QUARTER HIGHLIGHTS
•Q3 2024 average production of 26,978 bo/d (49,370 boe/d), an increase of 2.4% from Q2 2024
•Q3 2024 consolidated net income (including non-controlling interest) of $109.0 million; net income attributable to Viper Energy, Inc. of $48.9 million, or $0.52 per common share
•Q3 2024 cash available for distribution to Viper’s common shares (as defined and reconciled below) of $75.4 million, or $0.73 per Class A common share
•Declared Q3 2024 base cash dividend of $0.30 per Class A common share; implies a 2.3% annualized yield based on the November 1, 2024, share closing price of $52.16
•Q3 2024 variable cash dividend of $0.31 per Class A common share; total base-plus-variable dividend of $0.61 per Class A common share implies a 4.7% annualized yield based on the November 1, 2024, share closing price of $52.16
•Total Q3 2024 return of capital of $62.4 million, or $0.61 per Class A common share, represents 83% of cash available for distribution
•330 total gross (6.8 net 100% royalty interest) horizontal wells turned to production on Viper’s acreage during Q3 2024 with an average lateral length of 11,866 feet
•As previously announced, closed acquisition of certain mineral and royalty interest-owning subsidiaries of Tumbleweed-Q Royalty Partners, LLC and MC Tumbleweed Royalty, LLC on September 3, 2024; closed acquisition of subsidiaries of Tumbleweed Royalty IV, LLC on October 1, 2024 (the “TWR IV acquisition” and collectively with the other Tumbleweed acquisitions, the “Tumbleweed Acquisitions”)
•Initiating average daily production guidance for Q4 2024 of 29,250 to 29,750 bo/d (52,500 to 53,000 boe/d)
•Increasing full year 2024 average daily production guidance to 27,000 to 27,250 bo/d (48,750 to 49,250 boe/d)

“The third quarter marked a continuation of Viper delivering on its differentiated strategy and value proposition, and was highlighted by both continued organic production growth on our legacy asset base and the closing of the Tumbleweed Acquisitions. As we prepare to head into 2025, we look forward to further delivering on our strategy of consolidating high quality mineral and royalty assets through a disciplined and focused approach,” stated Travis Stice, Chief Executive Officer of Viper.

Mr. Stice continued, “Looking specifically at current operations, activity remains strong across our acreage position as represented by the substantial amount of work-in-progress and line-of-sight wells, and we continue to benefit from Diamondback’s large scale development of our high concentration royalty acreage. We expect our durable production profile, along with our best-in-class cost structure, to continue to highlight the advantaged nature of our business model as we can maintain our strong free cash flow conversion despite the volatility in commodity prices.”

FINANCIAL UPDATE

Viper’s third quarter 2024 average unhedged realized prices were $75.24 per barrel of oil, $0.13 per Mcf of natural gas and $19.89 per barrel of natural gas liquids, resulting in a total equivalent realized price of $45.83/boe.

Viper’s third quarter 2024 average hedged realized prices were $74.27 per barrel of oil, $0.56 per Mcf of natural gas and $19.89 per barrel of natural gas liquids, resulting in a total equivalent realized price of $45.87/boe.

During the third quarter of 2024, the Company recorded total operating income of $209.6 million and consolidated net income (including non-controlling interest) of $109.0 million.

As of September 30, 2024, the Company had a cash balance of $168.6 million and total long-term debt outstanding (excluding debt issuance costs, discounts and premiums) of $830.4 million, resulting in net debt (as defined and reconciled below) of $661.7 million. Viper’s outstanding long-term debt as of September 30, 2024 consisted of $430.4 million in aggregate principal amount of its 5.375% Senior Notes due 2027, $400.0 million in aggregate principal amount of its 7.375% Senior Notes due 2031 and no borrowings on its revolving credit facility, leaving $850.0 million available for future borrowings and $1.0 billion of total liquidity.

Giving effect to the closing of the TWR IV acquisition on October 1, 2024 and the funding of the cash consideration of $458.9 million (of which $43.1 million had previously been paid into escrow, and the remainder was funded at closing with net proceeds from the underwritten public equity offering of Class A common stock that was completed on September 13, 2024, cash on hand, and borrowings under the revolving credit facility), pro forma net debt as of October 1, 2024 was approximately $1.1 billion.

THIRD QUARTER 2024 CASH DIVIDEND & CAPITAL RETURN PROGRAM

Viper announced today that the Board of Directors (the “Board”) of Viper Energy, Inc., declared a base dividend of $0.30 per Class A common share for the third quarter of 2024 payable on November 21, 2024 to Class A common shareholders of record at the close of business on November 14, 2024.

The Board also declared a variable cash dividend of $0.31 per Class A common share for the third quarter of 2024 payable on November 21, 2024 to Class A common shareholders of record at the close of business on November 14, 2024.

OPERATIONS UPDATE

During the third quarter of 2024, Viper estimates that 330 gross (6.8 net 100% royalty interest) horizontal wells with an average royalty interest of 2.1% were turned to production on its acreage position with an average lateral length of 11,866 feet. Of these 330 gross wells, Diamondback is the operator of 81 gross wells, with an average royalty interest of 5.1%, and the remaining 249 gross wells, with an average royalty interest of 1.1%, are operated by third parties.

Viper’s footprint of mineral and royalty interests was 32,567 net royalty acres as of September 30, 2024. Giving effect to the closing of the TWR IV acquisition on October 1, 2024, Viper’s pro forma acreage position was approximately 35,634 net royalty acres, of which Diamondback operated approximately 19,227 net royalty acres.

Our gross well information as of October 1, 2024 is as follows, after giving effect to the Tumbleweed Acquisitions and Diamondback’s completed merger with Endeavor Energy Resources, L.P.:

	Diamondback Operated	Third Party Operated	Total
Horizontal wells turned to production(1):
Gross wells	81	249	330
Net 100% royalty interest wells	4.1	2.7	6.8
Average percent net royalty interest	5.1%	1.1%	2.1%

Horizontal producing well count:
Gross wells	2,755	7,969	10,724
Net 100% royalty interest wells	150.1	102.0	252.1
Average percent net royalty interest	5.4%	1.3%	2.4%

Horizontal active development well count:
Gross wells	179	624	803
Net 100% royalty interest wells	10.4	7.3	17.7
Average percent net royalty interest	5.8%	1.2%	2.2%

Line of sight wells:
Gross wells	266	859	1,125
Net 100% royalty interest wells	8.6	13.4	22.0
Average percent net royalty interest	3.2%	1.6%	2.0%
(1) Average lateral length of 11,866 feet.

The 803 gross wells currently in the process of active development are those wells that have been spud and are expected to be turned to production within approximately the next six to eight months. Further in regard to the active development on Viper’s asset base, there are currently 60 gross rigs operating on Viper’s acreage, seven of which are operated by Diamondback. The 1,125 line-of-sight wells are those that are not currently in the process of active development, but for which Viper has reason to believe that they will be turned to production within approximately the next 15 to 18 months. The expected timing of these line-of-sight wells is based primarily on permitting by third party operators or Diamondback’s current expected completion schedule. Existing permits or active development of Viper’s royalty acreage does not ensure that those wells will be turned to production.

GUIDANCE UPDATE

Below is Viper’s updated guidance for the full year 2024, as well as production guidance for Q4 2024.

Viper Energy, Inc.

Q4 2024 Net Production - MBo/d	29.25 - 29.75
Q4 2024 Net Production - MBoe/d	52.50 - 53.00
Full Year 2024 Net Production - MBo/d	27.00 - 27.25
Full Year 2024 Net Production - MBoe/d	48.75 - 49.25

Share costs ($/boe)
Depletion	$11.50 - $12.00
Cash G&A	$0.80 - $1.00
Non-Cash Share-Based Compensation	$0.10 - $0.20
Interest Expense	$4.00 - $4.25

Production and Ad Valorem Taxes (% of Revenue)	~7%
Cash Tax Rate (% of Pre-Tax Income Attributable to Viper Energy, Inc.)(1)	20% - 22%
Q4 2024 Cash Taxes ($ - million)(2)	$13.0 - $18.0
(1)Pre-tax income attributable to Viper Energy, Inc. is reconciled below.
(2)Attributable to Viper Energy, Inc.

CONFERENCE CALL

Viper will host a conference call and webcast for investors and analysts to discuss its results for the third quarter of 2024 on Tuesday, November 5, 2024 at 10:00 a.m. CT. Access to the live audio-only webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Viper’s website at www.viperenergy.com under the “Investor Relations” section of the site.

About Viper Energy, Inc.
Viper is a corporation formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on owning and acquiring mineral and royalty interests in oil-weighted basins, primarily the Permian Basin. For more information, please visit www.viperenergy.com.
About Diamondback Energy, Inc.
Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.
Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Viper’s: future performance; business strategy; future operations; estimates and projections of operating income, losses, costs and expenses, returns, cash flow, and financial position; production levels on properties in which Viper has mineral and royalty interests, developmental activity by other operators; reserve estimates and Viper’s ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the recently completed TWR IV acquisition and other acquisitions or divestitures); and plans and objectives (including Diamondback’s plans for developing Viper’s acreage and Viper’s cash dividend policy and common stock repurchase program) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Viper are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Viper believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond its control. Accordingly, forward-looking statements are not guarantees of Viper’s future performance and the actual outcomes could differ materially from what Viper expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases, and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial sector; higher interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production on Viper’s mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change and the risks and other factors disclosed in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission's web site at http://www.sec.gov.

In light of these factors, the events anticipated by Viper’s forward-looking statements may not occur at the time anticipated or at all. Moreover, the new risks emerge from time to time. Viper cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this news release. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Viper does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Viper Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share amounts)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$168,649	$25,869
Royalty income receivable (net of allowance for credit losses)	108,857	108,681
Royalty income receivable—related party	35,997	3,329
Income tax receivable	—	813
Derivative instruments	2,795	358
Prepaid expenses and other current assets	3,882	4,467
Total current assets	320,180	143,517
Property:
Oil and natural gas interests, full cost method of accounting ($1,622,601 and $1,769,341 excluded from depletion at September 30, 2024 and December 31, 2023, respectively)	4,771,268	4,628,983
Land	5,688	5,688
Accumulated depletion and impairment	(1,016,173)	(866,352)
Property, net	3,760,783	3,768,319
Funds held in escrow	43,050	—
Derivative instruments	2,727	92
Deferred income taxes (net of allowances)	74,617	56,656
Other assets	4,653	5,509
Total assets	$4,206,010	$3,974,093
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26	$19
Accounts payable—related party	—	1,330
Accrued liabilities	41,465	27,021
Derivative instruments	901	2,961
Income taxes payable	1,816	1,925
Total current liabilities	44,208	33,256
Long-term debt, net	821,505	1,083,082
Derivative instruments	—	201
Other long-term liabilities	4,789	—
Total liabilities	870,502	1,116,539
Stockholders’ equity:
Class A Common Stock, $0.000001 par value: 1,000,000,000 shares authorized; 102,947,008 shares issued and outstanding as of September 30, 2024 and 86,144,273 shares issued and outstanding as of December 31, 2023	—	—
Class B Common Stock, $0.000001 par value: 1,000,000,000 shares authorized; 85,431,453 shares issued and outstanding as of September 30, 2024 and 90,709,946 shares issued and outstanding as of December 31, 2023	—	—
Additional paid-in capital	1,429,649	1,031,078
Retained earnings (accumulated deficit)	(28,691)	(16,786)
Total Viper Energy, Inc. stockholders’ equity	1,400,958	1,014,292
Non-controlling interest	1,934,550	1,843,262
Total equity	3,335,508	2,857,554
Total liabilities and stockholders’ equity	$4,206,010	$3,974,093

Viper Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating income:
Oil income	$186,750	$168,008	$558,203	$443,927
Natural gas income	823	8,893	8,763	22,974
Natural gas liquids income	20,585	18,713	61,745	47,995
Royalty income	208,158	195,614	628,711	514,896
Lease bonus income—related party	107	97,237	227	105,585
Lease bonus income	1,143	196	2,289	1,730
Other operating income	180	193	461	774
Total operating income	209,588	293,240	631,688	622,985
Costs and expenses:
Production and ad valorem taxes	15,113	12,286	44,720	37,794
Depletion	54,528	36,280	149,821	101,331
General and administrative expenses—related party	2,569	924	7,391	2,772
General and administrative expenses	2,046	956	6,712	3,880
Other operating (income) expense	(236)	—	(3)	—
Total costs and expenses	74,020	50,446	208,641	145,777
Income (loss) from operations	135,568	242,794	423,047	477,208
Other income (expense):
Interest expense, net	(16,739)	(10,970)	(54,736)	(31,636)
Gain (loss) on derivative instruments, net	7,410	(2,988)	5,264	(30,685)
Other income, net	—	256	—	258
Total other expense, net	(9,329)	(13,702)	(49,472)	(62,063)
Income (loss) before income taxes	126,239	229,092	373,575	415,145
Provision for (benefit from) income taxes	17,194	21,879	42,729	39,735
Net income (loss)	109,045	207,213	330,846	375,410
Net income (loss) attributable to non-controlling interest	60,128	128,614	181,668	232,294
Net income (loss) attributable to Viper Energy, Inc.	$48,917	$78,599	$149,178	$143,116

Net income (loss) attributable to common shares:
Basic	$0.52	$1.11	$1.64	$1.99
Diluted	$0.52	$1.11	$1.64	$1.99
Weighted average number of common shares outstanding:
Basic	93,695	70,925	90,895	71,803
Diluted	93,747	70,925	90,989	71,803

Viper Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$109,045	$207,213	$330,846	$375,410
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for (benefit from) deferred income taxes	1,777	355	(505)	887
Depletion	54,528	36,280	149,821	101,331
(Gain) loss on derivative instruments, net	(7,410)	2,988	(5,264)	30,685
Net cash receipts (payments) on derivatives	187	(3,807)	(2,038)	(10,019)
Other	1,390	823	4,470	2,045
Changes in operating assets and liabilities:
Royalty income receivable	26,163	(23,039)	2,886	(22,147)
Royalty income receivable—related party	(1,015)	(3,047)	(32,667)	(1,171)
Accounts payable and accrued liabilities	19,107	6,739	14,192	4,156
Accounts payable—related party	—	—	(1,330)	(306)
Income taxes payable	(385)	11,738	(109)	12,411
Other	(413)	3,485	1,398	(885)
Net cash provided by (used in) operating activities	202,974	239,728	461,700	492,397
Cash flows from investing activities:
Acquisitions of oil and natural gas interests—related party	—	—	—	(75,073)
Acquisitions of oil and natural gas interests	(241,877)	(51,101)	(271,052)	(98,510)
Proceeds from sale of oil and natural gas interests	(2,967)	(1,191)	87,674	(3,166)
Net cash provided by (used in) investing activities	(244,844)	(52,292)	(183,378)	(176,749)
Cash flows from financing activities:
Proceeds from borrowings under credit facility	375,000	69,000	470,000	260,000
Repayment on credit facility	(552,000)	(43,000)	(733,000)	(162,000)
Net proceeds from public offering	475,904	—	475,904	—
Repurchased shares/units under buyback program	—	(9,650)	—	(67,181)
Dividends/distributions to stockholders	(58,649)	(25,300)	(156,553)	(84,181)
Dividends/distributions to Diamondback	(64,947)	(40,200)	(191,830)	(127,929)
Other	—	(4,551)	(63)	(5,722)
Net cash provided by (used in) financing activities	175,308	(53,701)	(135,542)	(187,013)
Net increase (decrease) in cash and cash equivalents	133,438	133,735	142,780	128,635
Cash, cash equivalents and restricted cash at beginning of period	35,211	13,079	25,869	18,179
Cash, cash equivalents and restricted cash at end of period	$168,649	$146,814	$168,649	$146,814

Viper Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Production Data:
Oil (MBbls)	2,482	2,398	2,037
Natural gas (MMcf)	6,150	5,631	4,900
Natural gas liquids (MBbls)	1,035	983	867
Combined volumes (MBoe)(1)	4,542	4,320	3,721

Average daily oil volumes (bo/d)	26,978	26,352	22,141
Average daily combined volumes (boe/d)	49,370	47,473	40,446

Average sales prices:
Oil ($/Bbl)	$75.24	$81.04	$82.48
Natural gas ($/Mcf)	$0.13	$0.20	$1.81
Natural gas liquids ($/Bbl)	$19.89	$20.35	$21.58
Combined ($/boe)(2)	$45.83	$49.88	$52.57

Oil, hedged ($/Bbl)(3)	$74.27	$80.24	$81.44
Natural gas, hedged ($/Mcf)(3)	$0.56	$0.64	$1.47
Natural gas liquids ($/Bbl)(3)	$19.89	$20.35	$21.58
Combined price, hedged ($/boe)(3)	$45.87	$50.00	$51.55

Average Costs ($/boe):
Production and ad valorem taxes	$3.33	$3.52	$3.30
General and administrative - cash component	0.83	0.84	0.41
Total operating expense - cash	$4.16	$4.36	$3.71

General and administrative - non-cash stock compensation expense	$0.19	$0.19	$0.10
Interest expense, net	$3.69	$4.32	$2.95
Depletion	$12.01	$11.19	$9.75
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Realized price net of all deducts for gathering, transportation and processing.
(3)Hedged prices reflect the impact of cash settlements of our matured commodity derivative transactions on our average sales prices.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Viper defines Adjusted EBITDA as net income (loss) attributable to Viper Energy, Inc. plus net income (loss) attributable to non-controlling interest (“net income (loss)”) before interest expense, net, non-cash share-based compensation expense, depletion, non-cash (gain) loss on derivative instruments, (gain) loss on extinguishment of debt, if any, other non-cash operating expenses, other non-recurring expenses and provision for (benefit from) income taxes. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles (“GAAP”). Management believes Adjusted EBITDA is useful because it allows them to more effectively evaluate Viper’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance or liquidity presented as determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA.
Viper defines cash available for distribution to Viper Energy, Inc. shareholders generally as an amount equal to its Adjusted EBITDA for the applicable quarter less cash needed for income taxes payable for the current period, debt service, contractual obligations, fixed charges and reserves for future operating or capital needs that the Board may deem appropriate, lease bonus income, net of tax, distribution equivalent rights payments, preferred dividends, and an adjustment for changes in ownership interests that occurred subsequent to the quarter, if any. Management believes cash available for distribution is useful because it allows them to more effectively evaluate Viper’s operating performance excluding the impact of non-cash financial items and short-term changes in working capital. Viper’s computations of Adjusted EBITDA and cash available for distribution may not be comparable to other similarly titled measures of other companies or to such measure in its credit facility or any of its other contracts. Viper further defines cash available for variable dividends as at least 75 percent of cash available for distribution less base dividends declared and repurchased shares as part of its share buyback program for the applicable quarter.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) to the non-GAAP financial measures of Adjusted EBITDA, cash available for distribution and cash available for variable dividends:

Viper Energy, Inc.
(unaudited, in thousands, except per share data)

Three Months Ended September 30, 2024
Net income (loss) attributable to Viper Energy, Inc.	$48,917
Net income (loss) attributable to non-controlling interest	60,128
Net income (loss)	109,045
Interest expense, net	16,739
Non-cash share-based compensation expense	845
Depletion	54,528
Non-cash (gain) loss on derivative instruments	(7,223)
Other non-cash operating expenses	(236)
Other non-recurring expenses	92
Provision for (benefit from) income taxes	17,194
Consolidated Adjusted EBITDA	190,984
Less: Adjusted EBITDA attributable to non-controlling interest	86,613
Adjusted EBITDA attributable to Viper Energy, Inc.	$104,371

Adjustments to reconcile Adjusted EBITDA to cash available for distribution:
Income taxes payable for the current period	$(15,416)
Debt service, contractual obligations, fixed charges and reserves	(8,922)
Lease bonus income, net of tax	(479)
Distribution equivalent rights payments	(123)
Preferred distributions	(20)
Effect of subsequent ownership changes	(3,963)
Cash available for distribution to Viper Energy, Inc. shareholders	$75,448

	Three Months Ended September 30, 2024
	Amounts	Amounts Per Common Share
Reconciliation to cash available for variable dividends:
Cash available for distribution to Viper Energy, Inc. shareholders	$75,448	$0.73

Return of Capital	$62,375	$0.61
Less:
Base dividend	30,884	0.30
Cash available for variable dividends	$31,491	$0.31

Total approved base and variable dividend per share		$0.61

Class A common stock outstanding		102,947

The following table presents a reconciliation of the GAAP financial measure of income (loss) before income taxes to the non-GAAP financial measure of pre-tax income attributable to Viper Energy, Inc. Management believes this measure is useful to investors given it provides the basis for income taxes payable by Viper Energy, Inc, which is an adjustment to reconcile Adjusted EBITDA to cash available for distribution to holders of Viper Energy, Inc. Class A common stock.

Viper Energy, Inc.
Pre-tax income attributable to Viper Energy, Inc.
(unaudited, in thousands)

Three Months Ended September 30, 2024

Income (loss) before income taxes	$126,239
Less: Net income (loss) attributable to non-controlling interest	60,128
Pre-tax income attributable to Viper Energy, Inc.	$66,111

Income taxes payable for the current period	$15,416
Effective cash tax rate attributable to Viper Energy, Inc.	23.3%

Adjusted net income (loss) is a non-GAAP financial measure equal to net income (loss) attributable to Viper Energy, Inc. plus net income (loss) attributable to non-controlling interest adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, if any, other non-cash operating expenses, other non-recurring expenses and related income tax adjustments. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company’s performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.

The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Viper Energy, Inc. to the non-GAAP financial measure of adjusted net income (loss):

Viper Energy, Inc.
Adjusted Net Income (Loss)
(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2024
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Viper Energy, Inc. (1)	$48,917	$0.52
Net income (loss) attributable to non-controlling interest	60,128	0.64
Net income (loss)(1)	109,045	1.16
Non-cash (gain) loss on derivative instruments, net	(7,223)	(0.08)
Other non-cash operating expenses	(236)	—
Other non-recurring expenses	92	—
Adjusted income excluding above items(1)	101,678	1.08
Income tax adjustment for above items	1,003	0.02
Adjusted net income (loss)(1)	102,681	1.10
Less: Adjusted net income (loss) attributed to non-controlling interests	57,059	0.61
Adjusted net income (loss) attributable to Viper Energy, Inc. (1)	$45,622	$0.49

Weighted average Class A common shares outstanding:
Basic		93,695
Diluted		93,747
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of Class A common shares and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Viper Energy, Inc., (ii) less the reallocation of $0.1 million in earnings attributable to participating securities, (iii) divided by diluted weighted average Class A common shares outstanding.

RECONCILIATION OF LONG-TERM DEBT TO NET DEBT

The Company defines the non-GAAP measure of net debt as debt (excluding debt issuance costs, discounts and premiums) less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

	September 30, 2024	Net Q3 Principal Borrowings/(Repayments)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(in thousands)
Total long-term debt(1)	$830,350	$(177,000)	$1,007,350	$1,103,350	$1,093,350	$680,350
Cash and cash equivalents	(168,649)		(35,211)	(20,005)	(25,869)	(146,814)
Net debt	$661,701		$972,139	$1,083,345	$1,067,481	$533,536
(1) Excludes debt issuance costs, discounts & premiums.

Derivatives

As of the filing date, the Company had the following outstanding derivative contracts. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Deferred Premium Puts - WTI (Cushing)	16,000	20,000	20,000	—	—
Strike	$55.00	$55.00	$55.00	$—	$—
Premium	$(1.70)	$(1.62)	$(1.61)	$—	$—

	Crude Oil (Bbls/day, $/Bbl)
	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Costless Collars - WTI (Cushing)	4,000	—	—	—	—
Floor	$55.00	$—	$—	$—	$—
Ceiling	$93.66	$—	$—	$—	$—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Costless Collars - Henry Hub	—	60,000	60,000	60,000	60,000
Floor	$—	$2.50	$2.50	$2.50	$2.50
Ceiling	$—	$4.93	$4.93	$4.93	$4.93

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Natural Gas Basis Swaps - Waha Hub	30,000	60,000	60,000	60,000	60,000
Swap Price	$(1.20)	$(0.80)	$(0.80)	$(0.80)	$(0.80)

Investor Contact:

Austen Gilfillian
+1 432.221.7420
agilfillian@viperenergy.com

Source: Viper Energy, Inc.; Diamondback Energy, Inc.